SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )

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Check the appropriate box:

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                                        Use of the Commission
                                        Only (as permitted by
                                        Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

                              N/A
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

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               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        December 11, 2003


TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:


     A special meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Thursday, December 11, 2003 at 9:00 a.m. in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, for the following purposes:

  1. To consider and vote upon an amendment to the Articles of Association to authorize an additional 800,000 shares of the Company's Common Stock.

  2. To consider and vote on an amendment to the Articles of Association to increase the size of the Board of Directors from not less than five members, to not less than nine nor more than twelve members.

  3. To consider and vote on an amendment to the Articles of Association to conform to the Company's Bylaws, which provide for three classes of directors with staggered terms of three years each.

  4. To consider and vote upon approval of the Maui Land & Pineapple Company, Inc. Stock and Incentive Compensation Plan of 2003.

     The close of business on October 17, 2003 is the record date for determining stockholders entitled to notice of and to vote at the special meeting or any postponements or adjournments thereof.



BY ORDER OF THE BOARD OF DIRECTORS,


/S/ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Dated:  November 7, 2003











               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

                         PROXY STATEMENT

                 SPECIAL MEETING OF STOCKHOLDERS
                        December 11, 2003

     This Proxy Statement is furnished by Maui Land & Pineapple Company, Inc. (the "Company"), a Hawaii corporation, in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held on December 11, 2003, and all adjournments or postponements thereof.

     The person giving the proxy may revoke it at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock, no par value ("Common Stock"), that are eligible to vote, represented by properly executed proxies received by the Company at or prior to the meeting and not subsequently revoked, will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares eligible to vote represented thereby will be voted in favor of the proposals. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.

     This Proxy Statement is first being mailed to stockholders on or about November 7, 2003.

               VOTING SECURITIES AND RIGHT TO VOTE

          Holders of record of shares of Common Stock at the close of business on October 17, 2003 (the "Record Date") will be entitled to vote at the Special Meeting of Stockholders to be held on December 11, 2003, with each share entitling its owner to one vote. The number of outstanding shares at the close of business on the Record Date was 7,195,800.

     If a majority of the Company's outstanding shares are represented at the Special Meeting, either in person or by proxy, a quorum will exist for conducting business. Abstentions and broker non-votes will be treated as represented at the meeting for purposes of determining whether a quorum is present.
Pursuant to the Hawaii Business Corporation Act, approval of each of the amendments to the Company's Articles of Association described in Proposals No. 1, 2 and 3 requires the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon. Therefore, at least 4,797,200 shares must be voted in favor of each of Proposals No. 1, 2 and 3 for the amendments contemplated thereby to be approved. Broker non-votes and abstentions will have the same effect as negative votes on Proposals No. 1, 2 and 3. Under American Stock Exchange rules, the adoption of the Company's Stock and Incentive Compensation Plan of 2003 described in Proposal No. 4 will require the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have the same effect as negative votes on Proposal No. 4, but broker non-votes will not affect the outcome.

                    MATTERS TO BE VOTED UPON

Proposal No. 1:  Amendment of the Company's Articles of
Association (the "Articles") to authorize an additional 800,000 shares of Common Stock.

     The Articles presently state that the amount of the authorized capital stock of the corporation is 7,200,000 shares of Common Stock. The amendment to the Articles would increase the authorized capital stock by 800,000 shares to 8,000,000 shares.

     The increase in authorized capital stock is integral to the compensation package of David C. Cole, President and Chief Executive Officer of the Company, effective as of October 15, 2003. Mr. Cole would forgo participation in any annual incentive plans offered to other executives and employees and in the Company's Long-Term Incentive Plans (see "Executive Compensation"). These plans presently do not offer stock compensation. There is presently no annual incentive plan in place for 2003 and Mr. Cole is not a participant in the Company's Long-Term Incentive Plans. There is no certainty as to the amount of award that Mr. Cole may have been offered under these plans, however, if the award offered to Mr. Cole was the same as the long-term incentive awards offered to his predecessor, the award to Mr. Cole for a three-year performance cycle ending in 2003 may have been approximately $78,700 for threshold performance and with a maximum of approximately $236,200. Instead, Mr. Cole would be awarded equity compensation of up to 300,000 shares of Common Stock in the form of restricted stock grants and nonqualified stock options. The grants of these stock options and shares of restricted stock are contingent upon shareholder approval of this Proposal No. 1. If this approval is not obtained, then Mr. Cole would have "good reason" to resign, which would trigger, among other things, a severance payment of $450,000. For further details, see "Executive Compensation -- Employment Agreement for David C. Cole."

     The remaining 500,000 shares of Common Stock would be reserved for the Maui Land & Pineapple Company, Inc. Stock and
Incentive Compensation Plan of 2003 (see Proposal No. 4, below).

     The Company's presently authorized shares of Common Stock (7,200,000) are listed on the American Stock Exchange ("AMEX"). Prior to issuance of any shares in excess of the amount currently listed on AMEX, the Company would submit an additional listing application to the AMEX. Holders of Common Stock do not have preemptive rights to subscribe for newly issued shares of Common Stock in preference to persons who are not shareholders.

     The Board of Directors have approved the amendment of the Company's Articles to increase the number of shares of authorized Common Stock by 800,000 shares. This change to the Articles is included in the Articles of Amendment that are attached to this Proxy Statement as Appendix "A." The Articles of Amendment would become effective upon their filing with the Department of Commerce and Consumer Affairs of the State of Hawaii.

     The Board of Directors recommends a vote "FOR" Proposal No. 1, approval of the amendment to the Articles to authorize an additional 800,000 shares of Common Stock.

Proposal No. 2: To amend the Articles of Association to increase the size of the Board of Directors from not less than five members, to not less than nine nor more than twelve members.

     The Articles presently state that the Board shall consist of at least five members, as determined in accordance with the Bylaws from time to time. The Bylaws of the Company presently provide for three classes of directors consisting of two members in each class with each class holding office for three years.

     The Board has determined that it would be in the best interest of the Company to increase the size of the Board to nine members, and has approved the amendment of the Company's Articles of Association to provide for the increase in the size of the Board. This change to the Articles, together with the changes contemplated by Proposal No. 3, is included in the Articles of Amendment attached to this Proxy Statement as Appendix "A." The implementation of this Proposal No. 2 is conditioned upon shareholder approval of Proposal No. 3 described below, and the implementation of Proposal No. 3 is also conditioned upon shareholder approval of this Proposal No. 2. If both proposals are approved, the Articles of Amendment would become effective upon their filing with the Department of Commerce and Consumer Affairs of the State of Hawaii.

     The Board of Directors also has approved an amendment to the Bylaws, effective contingent upon shareholder approval of this Proposal No. 2 and Proposal No. 3 and the filing of the Articles of Amendment, that would, among other things, set the size of the Board at nine directors. The Board of Directors has designated David C. Cole to fill one of the vacancies that would result upon the effectiveness of the amendments to the Articles and the Bylaws. Because shareholder approval of both Proposals No. 2 and 3 is required for the effectiveness of the amendment to the Bylaws that would increase the size of the Board, Mr. Cole's appointment to the Board will not be effective without such approval. If Mr. Cole is not appointed to the Board, it would give him "good reason" to resign, which would trigger, among other things, a severance payment of $450,000. For further details, see "Executive Compensation - Employment Agreement for David C. Cole." The Board has not yet designated any director to fill the other two vacancies that would be created by approval of Proposals No. 2 and 3 and the filing of the Articles of Amendment.

     If Proposals No. 2 and 3 are not approved, then the Company will retain its current Article and Bylaw provisions establishing a six-member board consisting of three classes of directors with staggered terms of three years each.

     The Board of Directors recommends a vote "FOR" Proposal No. 2, to increase the size of the Board of Directors from not less than five members, to not less than nine members nor more than twelve members.

Proposal No. 3: To amend the Articles of Association to provide for three classes of directors with staggered terms of three years each.

     The Board of Directors currently consists of three classes of directors with staggered terms of three years each. However, the provision establishing a six-member Board with this staggered structure currently is set forth in the Company's Bylaws, not its Articles. This provision was permissible under Hawaii corporation law in effect when it was adopted.

     The Hawaii Business Corporation Act now provides that if there are nine or more directors, the Articles may provide for staggering their terms by dividing the total number into two or three groups, with each group containing one-half or one-third of the total, as near as may be. While the existing Bylaw provision establishing a six-member staggered Board remains valid under the successive transition provisions of Hawaii corporation law enacted since it was adopted, any change to that provision would subject it to the application of current law. Therefore, in order to increase the size of the Board to nine members but maintain the staggered nature of the Board, the Articles must be amended to provide that the Board shall be divided into three classes, with each class consisting of one-third of the total number of directors, or as near to this as possible; and each class shall hold office for a period of three years, with a term of office expiring at the third annual meeting of shareholders following his or her election, and when his or her successor has been duly elected and qualified. This amendment to the Articles, together with the change contemplated by Proposal No. 2, is included in the Articles of Amendment attached to this Proxy Statement as Appendix "A".

     The Board also has approved an amendment to the Bylaws, effective contingent upon shareholder approval of this Proposal No. 3 and of Proposal No. 2, and the filing of the Articles of Amendment, to provide that the first class shall consist of the current two Class One directors plus an additional Class One director, the second class shall consist of the current two Class Two directors plus an additional Class Two director, and the third class shall consist of the current two Class Three directors plus an additional Class Three director. The Board also has approved an amendment to the Bylaws that, instead of requiring that all nominees for Class One be independent within the meaning of the applicable American Stock Exchange rules, would invalidate any nomination that would result in the insufficient number of independent directors to meet the requirement of those rules.

     The Board has designated David C. Cole to fill the Class One vacancy that will be created upon the effectiveness of these amendments to the Articles and to the Bylaws. Because shareholder approval of both Proposals No. 2 and 3 is required for the effectiveness of the amendment to the Bylaws that would increase the size of the Board, Mr. Cole's appointment to the Board will not be effective without such approval. If Mr. Cole is not appointed to the Board, it would give him "good reason" to resign, which would trigger, among other things, a severance payment of $450,000. For further details, see "Executive Compensation - Employment Agreement for David C. Cole." The Board has not yet designated any replacement director to fill the Class Two and Class Three vacancies that would be created by approval of Proposals No. 2 and 3 and the filing of the Articles of Amendment.

     If Proposals No. 2 and 3 are not approved, then the Company will retain its current Bylaw provisions establishing a six-member Board consisting of three classes of directors with staggered terms of three years each.

     The Board of Directors recommends a vote "FOR" Proposal No. 3, to amend the Articles of Association to provide for three classes of directors with staggered terms of three years each.

Proposal No. 4:  Approval of the Maui Land & Pineapple Company,
Inc. Stock and Incentive Compensation Plan of 2003.

Generally

     The Company's Board of Directors has approved and recommended for submission to the shareholders for approval, the Maui Land & Pineapple Company, Inc. Stock and Incentive Compensation Plan of 2003 (the "Stock Plan"). The purpose of the Stock Plan is to promote the success and enhance the value of the Company by linking the interests of participants to those of the Company's shareholders and by providing participants with incentive for outstanding performance. Subject to the discretion of the Compensation Committee, the Stock Plan provides for the award of incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock-based awards. The Stock Plan shall be effective as of the date of shareholder approval (the "Effective Date").

     Because the Company's Articles of Association currently do not provide for the 500,000 authorized but unissued shares of Common Stock required to implement the Stock Plan (see "Description of the Stock Plan - Authorized Shares" below), the implementation of Proposal No. 4 also is conditioned upon shareholder approval of Proposal No. 1 as described above.

Description of the Stock Plan

     The following summary of the principal provisions of the Stock Plan is subject in all respects to the full text of the Stock Plan. A copy of the Stock Plan is attached hereto as Appendix "B."

Administration

     The Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee maintains the discretionary authority to interpret the terms and conditions of the Stock Plan, determine the employees, directors and independent contractors to whom awards may be granted, determine the terms and conditions of any award, and adopt rules, regulations, and guidelines relating to the administration of the Stock Plan. Except with respect to awards to certain insiders, the Compensation Committee may by resolution authorize one or more officers of the Company to designate the participants to whom awards are granted and to determine the size (subject to the aggregate number as the Compensation Committee may authorize) and terms and conditions of the awards. All decisions made by the Compensation Committee pursuant to the provisions of the Stock Plan are final and binding on all persons, including the Company and participants.

Authorized Shares

     The number of shares of Common Stock reserved and available for awards under the Stock Plan is 500,000. If any award under the Stock Plan terminates or expires or is forfeited, or is cashed out or exchanged to a form of award not involving Common Stock, the shares subject to such award will again be available for grant under the Stock Plan. Further, if the option price or tax withholding requirements with respect to an award are satisfied by tendering shares, or if an SAR is exercised, only the number of shares issued net of shares tendered, will be taken into account in determining the maximum number of shares available for awards under the Stock Plan. The number of shares reserved and available for awards is subject to equitable adjustment at the discretion of the Compensation Committee in connection with any transaction or event that affects the Company's Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares, or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights.

Eligibility

     The Compensation Committee may grant awards under the Stock
Plan to any non-bargaining regular full-time employee, including officers and other key employees, director or independent contractor of the Company or any of its subsidiaries or affiliates.

Limits on Awards

     Annual grant limitations under the Stock Plan apply to awards that are intended to qualify for exemption from Section 162(m) of the Internal Revenue Code of 1986 (the "Code").
Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for "qualified performance-based compensation." In order to comply with the exemption from Section 162(m), awards that are intended to qualify as performance based compensation to covered employees are subject to the following annual limits: (a) the maximum aggregate number of shares for options granted in any one calendar year to any one covered employee is 100,000 shares;
(b)the maximum aggregate number of shares for SARs granted in any one calendar year to any one covered employee is 100,000 shares;
(c) the maximum aggregate number of shares for restricted stock granted in any one calendar year to any one covered employee is 100,000 shares; (d) the maximum aggregate number of shares for restricted stock units granted in any one calendar year to any one covered employee is 100,000 shares; (e) the maximum aggregate number of shares for performance shares granted in any one calendar year to any one covered employee is 100,000 shares;
(f) the maximum aggregate value for performance units in any one calendar year to any one covered employee is the value equivalent to 100,000 shares determined as of the date of vesting or payout;
(g) the maximum aggregate value for cash-based awards paid in any one calendar year to any one covered employee is $1,000,000; and
(h) the maximum aggregate number of shares for any other stock-based awards granted in any one calendar year to any one covered employee is 100,000 shares. These annual limits, the above description of the individuals eligible to participate in the Stock Plan, and the description below of performance measures upon which awards may be conditioned are material terms of the Stock Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. The shareholder approval of this Proposal No. 2 is intended to satisfy shareholder approval of such material terms for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m).

Stock Options

     Options granted under the Stock Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or an NQSO. Upon exercise of an option, the participant is entitled to purchase option shares at a specified exercise price. The Compensation Committee at its discretion determines the number of option shares, duration of the option (but no later than the tenth anniversary of the date of grant), exercise price (e.g., equal to, greater than, or less than fair market value, or indexed), vesting, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's options are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, ISOs may be granted only to employees, may not be granted following the tenth anniversary of the Effective Date, and shall be subject to an exercise price no less than fair market value of Common Stock as of the date of grant. Tax rules require that, among other things, following a participant's termination of employment (other than due to death or disability) ISOs are generally exercisable only within three months after such termination, and the aggregate fair market value (determined at the time of grant) of Common Stock, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, may not exceed $100,000. Upon exercise of an option, the exercise price is payable in cash, by tendering shares having a fair market value equal to the exercise price, or by any other method as determined by the Compensation Committee and provided under the award agreement. The Compensation Committee may also permit certain forms of "cashless exercise" of an option, including an arrangement under which the participant instructs a registered securities broker to sell a sufficient number of shares to cover the costs and expenses associated with the exercise of the option. As soon as practicable following payment of the exercise price, the option shares are delivered to the participant and, as may be determined by the Compensation Committee and provided under the award agreement, the option shares acquired may comprise restricted stock as described below.

SARs

     SARs are granted either by themselves ("freestanding") or in connection with options ("tandem SARs"). Upon exercise of an SAR, the participant is entitled to receive an amount based upon the appreciation in the Common Stock over the grant price. The Compensation Committee at its discretion determines the number of SARs, duration of the SARs (but, generally not later than the tenth anniversary of the date of grant), grant price (e.g., equal to, greater than, or less than fair market value, or indexed), vesting, form of payment (i.e. cash or equivalent value in shares), and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's SARs are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, the grant price of tandem SARs is equal to the exercise price of the related option, and tandem SARs granted in connection with ISOs are subject generally to the terms and conditions relating to the underlying ISOs. The Compensation Committee may at its discretion substitute SARs for outstanding options granted to a participant, provided that the substituted SARs are at least equivalent to the terms and economic benefit of the options.

Restricted Stock and Restricted Stock Units

     Restricted stock is a stock grant to participants that generally remains nontransferable and subject to forfeiture until the satisfaction of specified conditions. Restricted stock units are similar to restricted stock except that restricted stock units represent defined units of value and not shares of Common Stock. The Compensation Committee at its discretion determines the number of restricted stock or restricted stock units, term of the restriction period, applicable restrictions (e.g., vesting conditioned on service or attainment of performance goals, and holding requirements or sale restrictions upon vesting), any applicable purchase price, voting rights during the restriction period (although voting rights do not apply to restricted stock units), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, custody of restricted stock certificates during the restriction period, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the restricted stock or restricted stock units in the manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction or lapse of applicable conditions, restricted stock generally becomes freely transferable and nonforfeitable in favor of the participant, and restricted stock units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

Performance Shares and Performance Units

     A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant, and a performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee and provided under the award agreement. The Compensation Committee at its discretion determines the number of performance shares or performance units granted to a participant, the term of the performance period, applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the performance share or performance units in the manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction of the performance goals, the performance units or shares become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

Cash-Based Awards and Stock-Based Awards

     The Compensation Committee maintains the flexibility to provide for cash-based awards and other types of stock-based awards in the amount and manner that it may determine at its discretion. Such awards may be valued and conditioned upon performance periods and goals, and may be payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant shall be entitled to payment of cash-based and stock-based awards in the manner determined by the Compensation Committee and provided under the award agreement. Cash-based and stock-based awards may serve as the basis for formulating short-term or long-term, performance-based bonus arrangements.

Performance Measures

     As determined at the discretion of the Compensation
Committee, the terms and conditions of awards under the Stock
Plan (e.g., relating to amount, measurement, vesting and payment) may be conditioned upon certain performance measures. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income (before or after taxes); (c) net income, less total expenditures for additions to long-lived assets;
(d) return measures (including, but not limited to, return on average assets, or return on beginning equity, or return on average equity); (e) efficiency ratio; (f) full time equivalency control;
(g) stock price (including, but not limited to, growth measures and total shareholder return); (h) expense targets; (i) margins; and (j) operating efficiency. The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company.

Change In Control

     In the event of a "change in control" of the Company within the meaning of the Stock Plan, unless determined by the Compensation Committee and provided under the award agreement:
(a) options and SARs are immediately exercisable and, if the participant is terminated for any reason other than "cause" within the meaning of the Stock Plan within twelve months of the change in control, such options and SARs are exercisable within twelve months of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units are immediately vested; (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions, become payable based on the assumed achievement or satisfaction of applicable performance goals or restrictions, prorated based on completion of the applicable performance periods.

Nontransferability

     Except as may be provided under an award agreement, any award granted is not transferable other than by will or by the laws of descent and distribution and, further, the rights to the award apply to and may be exercised during the participant's lifetime, only by the participant.

Amendment and Termination

     The Compensation Committee or the Board may amend or terminate the Stock Plan in whole or in part at any time. However, no amendment can be made without shareholder approval as may be required by law, regulation, or stock exchange rule. Further, options may not be repriced, replaced, or regranted through cancellation without prior shareholder approval. An amendment may not adversely affect in a material way any outstanding award without the written consent of the participant.

Certain Federal Income Tax Considerations

     The tax consequences of the Stock Plan are complex, and the following discussion deals only with general tax principles applicable to the Stock Plan under federal law.

     ISOs are options which under certain circumstances and subject to certain tax restrictions have special tax benefits for employees under the Code. NQSOs are options which do not receive such special tax treatment. When the Compensation Committee grants an ISO and when the participant exercises an ISO and acquires Common Stock, the participant realizes no income and the Company can claim no deduction. (However, the difference between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the ISO (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the spread between the option price and the fair market value of the stock at exercise (the spread) or (ii) the difference between the sale price and the exercise price. If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction. When the Compensation Committee grants an NQSO, the participant realizes no income and the Company can claim no deduction. On exercise of an NQSO, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.

     When the Compensation Committee grants an SAR, the participant realizes no income and the Company can claim no deduction. The cash or the fair market value of stock received on an SAR exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

     Grants of restricted stock are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse, unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Section 83 of the Code. If the participant makes an election under Section 83, the Company receives a corresponding deduction. Any dividends received on restricted stock prior to the date the participant recognizes income on that stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

     The grant of restricted stock units, performance shares, performance units, and cash based awards that is subject to performance measures does not generally result in taxable income to the participant. Following the completion of the performance period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

Future Awards

     The amount and nature of awards that will be issued under the Plan for 2003 and subsequent years are not presently determinable.

Other Equity Compensation Plans

     As of the end of the Company's fiscal year ended December 31, 2002, there were no compensation plans under which equity securities of the Company were authorized for issuance. For a description of certain equity compensation arrangements recently entered into with Mr. Cole, see "Executive Compensation -
Employment Agreement for David C. Cole."

          The Board of Directors recommends a vote "FOR" Proposal
No. 4, the approval of the Company's Stock and Incentive
Compensation Plan of 2003.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of October 17, 2003 with respect to all persons and "groups" (as defined in applicable securities laws) known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management." Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

                                       Number            Percent
     Name and Address                of Shares           of Class

Stephen M. Case Revocable Trust     3,130,626 (1)(2)(3)    43.5%
P. O. Box 9040
McLean, Virginia 22102

Ka Po'e Hana LLC                    3,130,626 (1)          43.5%
1711 N Street, N.W.
Washington, DC 20036

The J. Walter Cameron Family Group  2,221,189 (3)(4)       30.9%
3150 Hoomua Drive
Kihei, Hawaii 96753

Po'ohala Investments L.P.             648,331 (4)           9.0%
3694 Woodlawn Terrace Place
Honolulu, Hawaii 96822

Cameron Family Partnership            399,104 (4)           5.5%
c/o Hirose Kato & Martin
1728 Wili Pa Loop, Suite 200
Wailuku, Hawaii 96793

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust      360,082 (5)           5.0%
c/o Bank of Hawaii, Trustee
P. O. Box 3170
Honolulu, Hawaii 96802


1) Ka Po'e Hana LLC has power of attorney over the 3,130,626 shares of Company stock that are owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po'e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po'e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust. The President and Chief Executive Officer of Ka Po'e Hana LLC, John H. Agee, a director of the Company, has authority to act alone on behalf of the LLC in exercising powers under the power of attorney (see "Security Ownership of Management"). Mr. Agee disclaims beneficial ownership of the 3,130,626 shares of Company stock.

2) Pursuant to an agreement dated August 12, 2003, the Stephen M. Case Revocable Trust is expected to sell
     100,000 of its shares to David C. Cole (see Note (6) under "Security Ownership of Management") in a closing expected to occur in January 2004.

3) Richard H. Cameron, Claire C. Sanford, Jared B. H. Sanford, Douglas B. Cameron and the Allan G. Sanford Trust (collectively referred to as the "Cameron Family Stockholders") and Stephen M. Case are the parties to a right of first refusal agreement, dated June 25, 1999 (the "RFR Agreement"). Under the RFR Agreement, the Cameron Family Stockholders and the Stephen M. Case Revocable Trust each grant to the other a right of first refusal regarding the shares of the Company's Common Stock that they each hold from time to time, up to the total number of shares held by the other at any such time. According to the Company's records as of October 17, 2003 this mutual right of first refusal applies to 908,861 shares owned by each party to the RFR Agreement. Certain transfers for estate planning purposes or to family members or pledges for certain loans are exempt from the terms of the RFR Agreement. The RFR Agreement provides that before selling any shares to a third party, the person must offer to sell them to the other party to the RFR Agreement.

4) The J. Walter Cameron Family holdings include 648,331 shares owned by Po'ohala Investments L.P., with respect to which Mary C. Sanford has sole voting and investment power; 163,861 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B. H. Sanford; 118,244 shares owned by Richard H. Cameron, his spouse and minor children (including 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 310,055 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family, of which Mary C. Sanford, Claire C. Sanford and Bank of Hawaii are co-trustees; and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron, of which Richard H. Cameron and Bank of Hawaii are co-trustees. Voting and investment decisions with respect to shares held by the Cameron Family Partnership generally require approval of a majority of the general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Ort has disclaimed sole or shared voting power and sole investment power with respect to the shares held by the Cameron Family Partnership.

5)   Paul J. Meyer, Douglas R. Schenk and Donald A. Young,
     Executive Vice Presidents of the Company, and J. Susan
     Corley and John P. Kreag, respectively, Vice President and Treasurer, of the Company, are members of the Administrative Committee of the Company's ESOP, which was adopted by the Company on December 27, 1978. The
     Administrative Committee directs and authorizes the trustee as to various actions; however, the ESOP requires the trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account with respect to certain matters. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.

Security Ownership of Management

     The following table sets forth information as of October 17, 2003 with respect to the Company's voting Common Stock beneficially owned by directors, nominees, the Company's Chief Executive Officer and four other most highly compensated officers ("Named Executive Officers") and by all directors, nominees and executive officers of the Company as a group (see "Directors and Executive Officers" below). Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

                                   Number
                                 of Shares
                                Beneficially          Percent
                                   Owned              of Class

John H. Agee                    3,130,626             (1)   43.5%
Richard H. Cameron                567,796             (2)    7.9%
Claire C. Sanford                 764,755             (3)   10.6%
Donald A. Young                    11,580             (4)      *
Paul J. Meyer                       8,328             (4)      *
Douglas R. Schenk                   5,993             (4)      *
Randolph G. Moore                   4,000                      *
Robert M. McNatt                      160             (4)      *
David C. Cole (6)                      --                     --
Gary L. Gifford (5)                    --                     --
David A. Heenan                        --                     --
Fred E. Trotter III                    --                     --
All directors, nominees and
  Named Executive Officers
  as a group (14)               4,095,998                   57.0%

  *less than 1%


(1) John H. Agee, as President and Chief Executive Officer of Ka Po'e Hana LLC, may be deemed to beneficially own 3,130,626 shares, which are owned of record by the Stephen M. Case Revocable Trust (see Note (1) under "Security Ownership of Certain Beneficial Owners"). Mr. Agee is a Class Three Director.

(2) Richard H. Cameron owns of record 105,588 shares and may be deemed to own beneficially 567,796 shares. Included are 5,456 shares allocated to him as a participant in the Company's ESOP (see Note (5) under "Security Ownership of Certain Beneficial Owners"); 7,200 shares owned by his spouse and minor children; 399,104 shares owned by the Cameron Family Partnership (see Note (4) under "Security Ownership of Certain Beneficial Owners"), which also may be deemed to be owned by Claire C. Sanford (see Note (3) below); and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron (see Note (4) under "Security Ownership of Certain Beneficial Owners"). Mr. Cameron has sole voting and investment power with respect to 110,388 shares, and shared voting and investment power with respect to 457,408 shares. Mr. Cameron is a Class Three Director.

(3) Claire C. Sanford owns of record 163,861 shares and may be deemed to own beneficially 764,755 shares. Included are 399,104 shares owned by the Cameron Family Partnership (see Note (4) under "Security Ownership of Certain Beneficial Owners"), which also may be deemed to be owned beneficially by Richard H. Cameron (see
     Note (2) above); and 201,790 shares owned by the
     J. Walter Cameron Trust, FBO the Sanford Family (see Note (4) under "Security Ownership of Certain Beneficial Owners"). Ms. Sanford has sole voting and investment power with respect to 163,861 shares, and shared voting and investment power with respect to 600,894 shares.
     Ms. Sanford is a Class Two Director.

(4)  Primarily represent shares allocated to the Named Executive
     Officers as participants in the Company's ESOP (see Note (5) under "Security Ownership of Certain Beneficial Owners").

(5) Gary L. Gifford was President and Chief Executive Officer of the Company until his retirement on May 27, 2003.

(6) David C. Cole was appointed as President and Chief Executive Officer of the Company, effective as of October 15, 2003, replacing Gary L. Gifford, and has been designated to fill one of the vacancies in the Board that will result if the shareholders vote to approve the amendment to the Articles discussed in Proposal No. 2. Pursuant to his Employment Agreement (see "Executive Compensation - Employment Agreement of David C. Cole") and contingent upon shareholder approval of Proposal No. 1, Mr. Cole has been granted 100,000 shares of restricted stock, which carry voting and dividend rights. Upon issuance, Mr. Cole may be deemed to beneficially own the 100,000 shares of restricted stock. Pursuant to an agreement dated August 12, 2003, Mr. Cole has the right to acquire 100,000 shares of Common Stock from the Stephen M. Case Revocable Trust (see Note (2) under "Security Ownership of Certain Beneficial Owners") in a closing expected to occur in January 2004.


                DIRECTORS AND EXECUTIVE OFFICERS

     The Bylaws of the Company presently provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two Class One Directors whose term of office expires in 2006. The second class consists of the two Class Two Directors whose term of office expires in 2004. The third class consists of the two Class Three Directors whose term of office expires in 2005.

     In August 2003, the Board of Directors appointed David C. Cole as President and Chief Executive Officer and also as Director Emeritus of the Company, effective as of October 15, 2003. Contingent upon shareholder approval of Proposals No. 2 and 3, described above, Mr. Cole was designated a Class One Director to fill the vacancy that would be created by the increase in board size. See "Designee For Class One Director" below.

     In March 2001, Daniel H. Case resigned his seat on the Board as a Class Three Director and was appointed a Director Emeritus. The remaining Board members, in accordance with the Bylaws, appointed John H. Agee to fill Daniel H. Case's vacant seat. In March 1999, Mary C. Sanford was appointed a Director Emeritus in recognition of her many years of dedicated service. Directors Emeritus are eligible to attend all meetings of the Board of Directors, but are not eligible to vote and are not counted as part of the quorum at any such meeting.

     Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. At the Company's March 3, 2003 Board of Directors meeting, the Company's Board of Directors passed a resolution to waive the age restriction with regard to Fred E. Trotter III for the three-year term that began in 2003.

     The following section indicates the principal occupation or employment of each director and designee for directorship, his or her positions with the Company and other information, and the year first elected as a director.

Designee For Class One Director - Term expires in 2006:

David C. Cole         President and Chief Executive Officer of
(age 51)              Maui Land & Pineapple Company, Inc. since
                      October 2003.  Manager of Sunnyside Farms,
                      LLC, in Washington, Virginia since 1977.
                      Mr. Cole has been Chairman of Twin Farms
                      Collections, LLC & Subsidiaries, a Mobil
                      Five-Star resort located in Barnard,
                      Vermont since 2001. Mr. Cole has served in a variety of executive positions, including Chairman, President and CEO of Ashton-Tate, and Chairman, President and
                      CEO of NaviSoft, Inc., a pioneer in online publishing software that was acquired by America Online, Inc. in 1994. From 1994 to 1997, he served as an officer of AOL, initially as President of AOL's Internet
                      Services Company and later as President of AOL's New Enterprises Group. Mr. Cole has been designated to fill the Class One vacancy that will result if the Company's
                      Articles are amended upon shareholder
                      approval of Proposals No. 2 and 3.

Class One Directors-Term expires in 2006:

Randolph G. Moore     Teacher with the State of Hawaii,
(age 64)              Department of Education, 2001 to present.
                      He was Chief Executive Officer of Kaneohe
                      Ranch, a manager of family trusts in
                      Kailua, Hawaii and Executive Vice President of the H.K.L. Castle Foundation, a charitable family foundation in Kailua, Hawaii from 1989 to 2001. Mr. Moore has extensive experience in property management and development in Hawaii. Mr. Moore was President of Molokai
                      Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 to 1989. Mr. Moore serves on the boards of the Harold K. L. Castle Foundation, and the privately held companies, Hawaii
                      Stevedores, Inc., Koga Engineering &
                      Construction, Inc., Haleakala Ranch Company and Grove Farm Company, Inc. Mr. Moore serves on the boards of a number of community organizations. He has been a director of the Company since 1994.

Fred E. Trotter III   President of F. E. Trotter Inc., a business
(age 72)              consulting firm in Honolulu, Hawaii, 1991
                      to present. He was a Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 to 1991.
                      Mr. Trotter is a Director of Longs Drug
                      Stores Corp. and the privately held companies, Haleakala Ranch Company and Waterhouse Inc.
                      He is a member of the Executive Committee of JAIC-Shinrai Venture Capital, Investment,
                      Ltd., a Japanese limited partnership.
                      Mr. Trotter serves on the boards of the
                      Kahuku Community Hospital, The Aloha Council
                      Boy Scouts of America and various other
                      community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. He has been a director of the Company since 1992.
                      On April 28, 2003, Fred E. Trotter III
                      filed a petition under Chapter 7 of the
                      Bankruptcy Code with the United States
                      Bankruptcy Court, District of Hawaii.
                      Mr. Trotter is a defendant in a civil suit filed in the Circuit Court of the First
                      Circuit, Honolulu, Hawaii, Civil No. 99-
                      4038-10. The action for collection of a promissory note was brought by Finance
                      Factors, Ltd. against Koolau Agricultural
                      Co., Ltd., a corporation owned solely by Mr. Trotter's wife, Valerie Mendes, but on which debt Mr. Trotter and his wife had given personal guarantees. In a separate suit, Civil No. 00-1-0533-02, Pacific Loan
                      Holdings, Ltd., an affiliate of Finance
                      Factors, Ltd. filed a breach of contract claim against Mr. Trotter for alleged failure to pay the total debt under 12 promissory notes dated between October of 1991 and September of 1992. On April 28,
                      2003, Mr. Trotter, his wife and her two
                      corporations filed petitions in bankruptcy in an attempt to resolve the claims against them and related corporations -
                      Bankruptcy Nos. 03-01289, 03-01290, 03-
                      01291 and 03-01292.

Class Two Directors-Term expires in 2004:

David A. Heenan       Trustee of The Estate of James Campbell, a
(age 63)              private trust in Honolulu, Hawaii, 1995 to
                      present.  He was President and Chief
                      Executive Officer of Theo. H. Davies & Co.,
                      Ltd., the North American holding company for the Hong Kong-based Jardine Matheson from 1982 to 1995. Mr. Heenan is a Director of Aloha Airlines (privately held) and Bank of Hawaii Corporation. Mr. Heenan has been a director of the Company since
                      1999 and Chairman of the Board since May 2003.

Claire C. Sanford     Co-owner of Top Dog Studio, a jewelry and
(age 45)              metal sculpture business in Gloucester,
                      Massachusetts, 1986 to present. Ms. Sanford has served on one or more of the Company's subsidiary boards since 1987 and has been a director of the Company since 1999. Mary C.
                      Sanford, a Director Emeritus, is the mother of Ms. Sanford and Director Richard H.
                      Cameron is a cousin of Ms. Sanford.

Class Three Directors- Term expires in 2005:

Richard H. Cameron    Assistant Manager of Waldenbooks, a retail
(age 49)              store in Kihei, Hawaii, 2002 to present.
                      Mr. Cameron was Chairman of the Board of Maui Land & Pineapple Company, Inc. from
                      March 1999 to May 2003.  He has been a
                      private investor in Kihei, Hawaii since 1999.
                      He was the Publisher of Maui Publishing
                      Company, Ltd., a newspaper publishing
                      company in Wailuku, Hawaii, from 1995 to 2000. Mr. Cameron was Vice President/
                      Property Management of Maui Land & Pineapple
                      Company, Inc. from 1990 to 1995. Mr. Cameron serves on the boards of the privately held companies, Haleakala Ranch Company and
                      Triple C Investment Corp. He has been a director of the Company since 1984. Mary C.
                      Sanford, a Director Emeritus, is the aunt of Mr. Cameron and Director Claire C. Sanford is a cousin of Mr. Cameron.

John H. Agee          President and Chief Executive Officer of
(age 54)              Ka Po'e Hana LLC, a private family investment
                      office, 2000 to present.  He is also Executive
                      Vice President of The Case Foundation, a private foundation in Washington D.C. Mr. Agee was President of Adler Management LLC from 1986 to 2000. Mr. Agee serves on the boards of the privately held companies, Grove Farm Company, Inc. and Exclusive Resorts LLC. Mr. Agee serves on the boards of various community organizations. He has been a director of the Company since 2001.

Executive Officers of Registrant:

     Below is a list of the names and ages of the Company's executive officers, indicating their position with the Company and their principal occupation during the last five years. The current terms of the executive officers expire in May of 2004 or at such time as their successors are elected.

David C. Cole         President and Chief Executive Officer since
(age 51)              October 2003.  See "Designee for Class One
                      Director" above.

Paul J. Meyer         Executive Vice President/Finance since
(age 55)              1984.

Douglas R. Schenk     Executive Vice President/Pineapple since
(age 51)              1995.

Donald A. Young       Acting President and Chief Executive
(age 55)              Officer from May 2003 to October 2003;
                      Executive Vice President/Resort & Commercial
                      Property since 2001; Executive Vice
                      President/Resort since 1995.

J. Susan Corley       Vice President/Human Resources since 2000;
(age 60)              Director/Human Resources 1998 to 2000;
                      Director/Industrial Relations of Reynolds
                      Metals Co., Inc. 1994 to 1998.

Robert M. McNatt      Vice President/Land Planning & Development
(age 56)              since 2001; Vice President/Development of
                      Kapalua Land Company since 1996.

Warren A. Suzuki      Vice President/Land & Water Asset Management
(age 51)              since 2001; Vice President/Land Management &
                      Development since 1995.

Certain Transactions

     See information regarding Haleakala Ranch Company in
"Compensation Committee Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed.

Directors' Meetings and Committees

     The Board of Directors held four meetings in 2002. It has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee held six meetings and the Compensation Committee held one meeting in 2002. The Board has no Nominating Committee. In 2002, all directors attended at least 75% of the aggregate meetings of the Board and committees on which they serve.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting, selects and monitors the independence and performance of its independent auditors and monitors the performance of the Company's internal auditors. Members of the Audit Committee are Randolph G. Moore (chairman), David A. Heenan and Fred E. Trotter
III. All of the Audit Committee members are independent from the Company and its management, as defined by Section 121A of the American Stock Exchange Listing Standards.

     The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. Members of the Compensation Committee are Fred E. Trotter III (chairman), John H. Agee, Richard H. Cameron, Daniel H. Case (Director Emeritus), David A. Heenan, Randolph G. Moore, Claire
C. Sanford and Mary C. Sanford (Director Emeritus).

     In 2002, directors received attendance fees of $650 for each Board meeting attended. Directors also received an annual fee of $14,500. The Chairman of the Board received an annual fee of $29,000. Directors received attendance fees of $325 for each committee or subcommittee meeting. Directors Emeritus are entitled to expense reimbursements and attendance fees, but do not receive annual retainers.

                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three fiscal years by the Company's Named
Executive Officers.

                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                                                          All
    Name and                                             Other
Principal Position           Year    Salary    Bonus  Compensation
                                                (1)        (2)

Gary L. Gifford (3)          2002  $422,295   $   --    $ 3,066
President & Chief            2001   399,411       --      2,148
Executive Officer            2000   389,917       --      2,054

Paul J. Meyer                2002   264,750       --      2,431
Executive Vice               2001   252,567       --      1,601
President/Finance            2000   246,958       --      1,544

Douglas R. Schenk            2002   248,683       --      1,445
Executive Vice               2001   235,057       --      1,291
President/Pineapple          2000   229,317       --      1,092

Donald A. Young              2002   236,667       --      2,431
Executive Vice President/    2001   223,517    4,032      1,550
Resort & Commercial Property 2000   216,983       --      1,459

Robert M. McNatt (4)         2002   166,000       --        986
Vice President/Land          2001   160,906    3,629        428
Planning & Development       2000   143,567       --        386


(1)  Represents annual incentive award earned for the year.

(2) Amounts represent value of life insurance benefits in accordance with Internal Revenue Service Table PS-58.

(3)  Mr. Gifford retired from the Company effective May 27, 2003.

(4)  Includes amounts earned prior to May 2001 as Vice
     President/Development of Kapalua Land Company, Ltd.


                 LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth estimates of the possible future payouts to each of the Named Executive Officers under the Company's Long-Term Incentive Plans:

                       Performance   Estimated Future Payouts Under
                       Period Until    Non-Stock Price Based Plan
    Name                  Payout     Threshold    Target   Maximum

Gary L. Gifford        2001 - 2003     $55,700  $111,500  $167,300
                       2002 - 2004      33,600    67,200   100,800
Paul J. Meyer          2001 - 2003      31,000    62,200    93,200
                       2002 - 2004      32,300    64,600    96,900
Douglas R. Schenk      2001 - 2003      28,900    57,800    86,700
                       2002 - 2004      30,100    60,100    90,200
Donald A. Young        2001 - 2003      27,300    54,700    82,100
                       2002 - 2004      28,600    57,200    85,900
Robert M. McNatt       2001 - 2003      10,300    20,700    31,000
                       2002 - 2004      12,000    24,000    36,000

     The goals for the performance cycles beginning in 2001 and 2002 are based on cumulative cash flow from operating activities for the three years ended December 31, 2003 and 2004, respectively, and a targeted return on equity for the three-year period. The Company's financial performance must meet the threshold for both goals to initiate a payout. Threshold, target and maximum award amounts for Mr. Gifford reflect the pro-rata shares pursuant to his Employment Separation Agreement described below.

Pension Plan

     The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
           AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 Final
 5-Year                 Years of Service at Age 65
Average
 Annual
 Salary          15        20       25        30          35

$100,000      $19,202   $25,603   $32,004   $38,405   $42,672
 125,000       24,827    33,103    41,379    49,655    55,172
 150,000       30,452    40,603    50,754    60,905    67,672
 175,000       36,077    48,103    60,129    72,155    80,172
 200,000       41,702    55,603    69,504    83,405    92,672
 225,000       47,327    63,103    78,879    94,655   105,172
 250,000       52,952    70,603    88,254   105,905   117,672
 275,000       58,577    78,103    97,629   117,155   130,172
 300,000       64,202    85,603   107,004   128,405   142,672
 325,000       69,827    93,103   116,379   139,655   155,172
 350,000       75,452   100,603   125,754   150,905   167,672
 375,000       81,077   108,103   135,129   162,155   180,172
 400,000       86,702   115,603   144,504   173,405   192,672
 425,000       92,327   123,103   153,879   184,655   205,172
 450,000       97,952   130,603   163,254   195,905   217,672
 475,000      103,577   138,103   172,629   207,155   230,172

     Compensation covered by the qualified pension plan and the SERP is base salary. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of the maximum annual benefit limitation ($160,000 in 2002) or the maximum compensation limitation ($200,000 in 2002), the SERP provides a benefit to make up the difference. Effective January 1, 2000, the SERP will provide additional pension benefits for Messrs. Gifford, Meyer, Schenk and Young such that at age 65, pension benefits will approximate 60% of their final 5-year average earnings. At December 31, 2002, the Named Executive Officers were credited with approximately the following years of service for pension computation purposes: Gifford -14.3; Meyer -17.8;
Schenk -25.3; Young -23.5; McNatt -6.0.

Executive Severance Plan

     An Executive Severance Plan covers the Company's executive officers other than Mr. Cole. Payments under the Executive Severance Plan will be made to an executive officer who is terminated from employment as a result of a restructured or downsized operation; discontinuance of certain business activities; or elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment.

Change-In-Control Agreements

     Change-in-Control Agreements dated March 1999 (the "Severance Agreements") cover Named Executive Officers, Messrs. Meyer, Schenk and Young. Any payments under the Severance Agreements would be in lieu of any payments under the Executive Severance Plan. The Severance Agreements with the executive officer provide that a "change-in-control" means one or more of the following occurrences with respect to the Company or a
Subsidiary:

  - any person or group who is not on the date of the Severance Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary becomes the beneficial owner of 25% or more of the total number of voting shares of that entity;

  - any person or group who is not on the date of the Severance Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary becomes the beneficial owner of 50% or more of the total number of voting shares of that entity;

  - the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto;

  - a merger or consolidation of the entity occurs in which the survivor is neither the Company nor a direct or indirect wholly owned subsidiary of the Company;

  - a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary;
     and, in addition, in the case of a Subsidiary, a disposition of 50% or more of such Subsidiary's outstanding voting securities; or

  - a spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries. "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd.

     The Severance Agreements with the executive officer entitle the executive to severance payments if a change-in-control occurs and within 36 months thereafter the executive's employment terminates involuntarily without "just cause" (as defined) or the executive voluntarily terminates employment for "good reason" (as defined).

     Severance payments include:

  - a lump sum cash payment of 2.99 times the executive's annual base salary in effect on the effective date of termination (or, if greater, in effect ninety days prior to the change-in-control);

  - a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan;

  - a continuation of all welfare benefits at normal employee cost for three full years from the effective date of termination;

  - special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 36 months following the executive's effective date of termination; and

  - standard outplacement services as selected by the executive for a period of up to 36 months from the effective date of termination.

     The Severance Agreements provide that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment," then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.

Employment Separation Agreement for Gary L. Gifford

     Pursuant to the retirement of Gary L. Gifford, President and CEO, effective as of May 27, 2003, the Company and Mr. Gifford entered into an Employment Separation Agreement (the "Separation Agreement") covering the terms and conditions regarding his separation. Prior to his retirement, Mr. Gifford was covered by a Change-in-Control Agreement, but his separation from the Company did not trigger payments under that agreement.

     In the Separation Agreement, the Company and Mr. Gifford agreed to general confidentiality, mutual release and indemnification provisions and cooperation with regard to future litigation if necessary. The Separation Agreement provided that annual pension payments to Mr. Gifford under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan would be increased to $152,000 per year (based on single-life annuity). The Separation Agreement also provided for a lump sum payment from the unfunded Executive Severance Plan of $708,000. The Separation Agreement included provisions for Mr. Gifford to receive a pro-rata share of any award payable under the Company's 2003 unfunded Annual Incentive Plan and the unfunded Long-Term Incentive Plans. The Separation Agreement provided for health plan benefits pursuant to the Executive Severance Plan and benefits pursuant to any and all other employee benefit plans and policies provided to salaried employees generally.

Employment Agreement for David C. Cole

     Mr. Cole has entered into an Employment Agreement with the Company (the "Employment Agreement") to serve as President and Chief Executive Officer, effective October 15, 2003, continuing for an indefinite term at the pleasure of the Board of Directors. Mr. Cole will also serve on the Board, contingent upon the approval by the shareholders at the Special Meeting of the expansion of the Board to nine members pursuant to Proposal No.
2. The Company will use its best efforts to appoint Mr. Cole to the position of Chairman of the Board within six months from Mr. Cole's start date.

     Mr. Cole will receive a base salary of $450,000 per year, with his performance to be reviewed annually by the Board to determine if an increase is warranted. He will be eligible to participate in the Company's employee and executive benefit plans and programs, other than the Annual Incentive, Long Term Incentive and Executive Separation Plans. These plans do not presently offer stock compensation. There is presently no annual incentive plan in place for 2003 and Mr. Cole is not a participant in the Company's Long-Term Incentive Plans. There is no certainty as to the amount of award that Mr. Cole may have been offered under these plans, however, if the award offered to Mr. Cole was the same as the long-term incentive awards offered to his predecessor, the award to Mr. Cole for a three-year performance cycle ending in 2003 may have been approximately $78,700 for threshold performance and with a maximum of approximately $236,200. In lieu of participation in those plans, Mr. Cole is to receive equity compensation of up to 300,000 shares of Common Stock, of which 100,000 would be shares of restricted stock and 200,000 would be nonqualified stock options, contingent upon the approval by the shareholders of the authorization of the required additional shares pursuant to Proposal No. 1. In that regard, Mr. Cole also has entered into a Restricted Share Agreement (the "Restricted Share Agreement") and a Stock Option Agreement (the "Option Agreement") with the Company, which are further described below. Mr. Cole is entitled to reimbursement for reasonable expenses incurred in the performance of his duties, reasonable relocation expenses, and up to $10,000 for legal fees for his counsel's review of the Employment Agreement.

     Mr. Cole's employment will continue at the pleasure of the Board until terminated with or without cause by the Board or by his death, disability, voluntary resignation or resignation for good reason. If Mr. Cole's employment is terminated due to his death or disability, he (or his estate) will be entitled to his salary earned through the termination date, the right to exercise vested options for a year following termination, any vested restricted shares (including, if he dies or is disabled after June 30 of 2005, 2006 or 2007, a pro rata amount based on the portion of the period he served), and any other vested employment benefits. If Mr. Cole's employment is terminated for "cause," he will be entitled only to salary earned through the date of termination, any vested restricted shares, and any other vested employee benefits. If Mr. Cole's employment is terminated without "cause" or he resigns for "good reason," he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested restricted shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits. However, if the "good reason" triggering resignation is a failure by the Company to implement Mr. Cole's restricted share grants or stock options or his failure to be elected Chairman or the Board within the time described below, in lieu of immediate vesting of his restricted shares and stock options he will instead receive an additional $50,000 severance payment.

     "Cause" includes: a breach of the Employment Agreement by Mr. Cole that is not cured after 15 days notice; a failure or refusal to carry out the Board's policies; a material and intentional or grossly negligent breach of the duty of care or a willful or grossly negligent breach of the duty of loyalty resulting in a material injury to the Company or its shareholders; a conviction or plea of guilty or no contest to any crime for which imprisonment is a possibility or which results in a fine or penalty by the Company; or any knowing violation of a law or regulation that results in a fine or penalty to the Company exceeding $50,000 or a judgment of $1,000,000 or more.

     A resignation for "good reason" includes a resignation within 180 days after: any failure by the Company to implement Mr. Cole's restricted share grants or stock options (including the approval by the shareholders of Proposal No. 1 at the Special Meeting) or to appoint him to the Board (including the approval by the shareholders of Proposals No. 2 and 3 at the Special Meeting) by December 31, 2003, or to elect him as Chairman of the Board by April 15, 2004, or in each case any later date as is agreed in writing; a material breach of the Employment Agreement by the Company; material interference by the Company with Mr. Cole's access to the Board; a decrease in title or compensation or a material decrease in authority; or a "Change in Control." For these purposes, a "Change in Control" includes:

  - if any person or group (other than an existing stockholder or group of stockholders or their affiliates) beneficially owns more than 30% of the total voting power of the Company's stock on a fully diluted basis, and such beneficial ownership represents a greater percentage of the total voting power of the Company' stock, on a fully diluted basis, than is held by any existing stockholder or group, together with their respective affiliates;

  - if a majority of the Board comes to consist of those who are not members on the date of the Employment Agreement, or were not nominated or elected by two-thirds of such directors;

  - a merger or consolidation of the Company after which one or more of the current shareholders retains less than 60% of the voting shares of the surviving entity;

  - the sale or transfer, not recommended by Mr. Cole of 50% or more of the Company's assets; or

  - the Company's approval and implementation of a plan of liquidation or dissolution or the filing of a bankruptcy petition.

     Mr. Cole will be entitled to indemnity pursuant to the applicable law and the Company's current Bylaws and resolutions in effect as to the most favorably indemnified officer or director, or if more favorable, the terms of such Bylaws or resolutions as may later become effective. Mr. Cole will comply with the Company's existing policies on conflicts of interest and business ethics, and will have standard confidentiality and invention assignment obligations. For a one-year period after Mr. Cole's employment is terminated, he agrees not to solicit or encourage Company employees or contractors to leave the Company (without Board approval), or to solicit or encourage current or prospective customers to cease or reduce their business with the Company.

     Under the Restricted Share Agreement, Mr. Cole's 100,000 shares of restricted stock will vest at the rate of up to 25,000 shares per fiscal year from 2004 through 2007, subject to the achievement of certain agreed performance measures. For 2004, up to 25,000 shares will vest, based on the Compensation Committee's assessment of the achievement of the following objectives:

  - return of the agricultural group to break-even by the end of 2004;

  - adoption of a strategic plan describing the Company's chosen markets and methods;

  - configuring and aligning an executive team with the skills and incentives to implement the strategic plan; and

  - enriching and extending the Company's reputation as a good corporate citizen on Maui and throughout Hawaii.

     An additional 25,000-share block will be subject to vesting for each fiscal year 2005 through 2007. The number of shares vested will be determined based on the Company's achievement of a minimum return on equity (i.e., net income after tax, exclusive of extraordinary items such as discontinued operations, asset sales outside the ordinary course of business, and major impairment losses, divided by beginning stockholders' equity, all in accordance with generally accepted accounting principles, unless otherwise agreed), of 10%, with maximum vesting at 20%. The number of shares vested would be calculated on a straight-line basis between the minimum and the maximum. In addition, if any shares do not vest in any year under this calculation, then they would be available for additional vesting based on the Company's average return on equity beginning in 2005. For example, assume that for fiscal year 2005 the Company's return on equity is 15%. Therefore, 50% of the 25,000 share block for 2005, or 12,500 shares, would vest. However, assume that for fiscal years 2005 and 2006 the average return on equity was 16%. An additional 10% of the 25,000 share block for 2005, or 2,500 shares, would vest, in addition to whatever shares vested for fiscal year 2006. Any nonvested restricted shares generally will be forfeited if Mr. Cole's employment is terminated or if not vested in accordance with this schedule, except that any nonvested shares will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason. However, if Mr. Cole dies or is disabled after June 30 of 2005, 2006 or 2007, the number of shares that vest according to the above calculations will be prorated based on the portion of the period served. Also, in the case of the failure of the Company to implement his restricted shares or options or his failure to be elected to Chairman of the Board, as described above within the required time, he will instead receive an additional $50,000 severance payment.

     Under the Option Agreement, the grant of Mr. Cole's stock options was effective as of his start date of October 15, 2003. The exercise price for the options is $19.70 per share, the fair market value of the Company's Common Stock on August 11, 2003. The term of the options expires ten years from the date of grant. One-third of the options will vest and become exercisable one year from the date of grant, with the remaining two-thirds vesting in eight equal quarterly installments between the first and third anniversaries of the grant date. Any nonvested options generally will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason. However, in the case of the failure of the Company to implement his restricted shares or options or his failure to be elected to Chairman of the Board within the required time, he would instead receive an additional $50,000 severance payment as described above.

Report of Compensation Committee on Executive Compensation

     (Please note that, pursuant to SEC rules, the following report of the Compensation Committee relates to compensation for fiscal year 2002, the Company's last full fiscal year, and does not address compensation matters occurring in 2003, including the negotiation of Mr. Cole's employment arrangements discussed above under "-- Employment Agreement for David C. Cole.")

     The Compensation Committee of the Board of Directors is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

     The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary. While base salary is an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

     Base salaries are determined based on midpoint salary information provided by an independent management consultant with reevaluations as conditions warrant. In March 2002, the Committee approved increases averaging 4.7% in the base salary midpoints for the executive officers. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P 600 Food Products referred to in the Shareholder Return Performance Graph on page 23.

     In February 2002, a subcommittee of the Committee, consisting of Messrs. Trotter, Cameron and Moore, reviewed the performance of the CEO in relation to the financial and non-financial objectives set early in the year. The Committee approved a base salary adjustment for the CEO based on its qualitative judgment as to his job performance, including the achievement of performance goals and with consideration given to the midpoint salary information. In March 2002, the Committee approved a 4% salary increase for Mr. Gifford.

     In March 2002, the Committee reviewed with Mr. Gifford as CEO, the individual performance of each of the other executive officers and evaluated the CEO's recommendations as to appropriate compensation awards. The CEO recommends base salary adjustments to the Committee based on his qualitative judgment as to overall job performance, salary midpoints, the relationship of the executive's compensation to the midpoint and the Company's overall budget for salaries. In March 2002, the Committee approved increases to the base salaries for these executive officers ranging from 2.9% to 6.3%.

     In March 2002, the Committee approved measures and goals for the 2002 Long-Term Incentive Plan cycle, which covers the executive officers and certain other key employees. The threshold for payout under this plan is based on cumulative cash flow from operating activities for the years 2002 through 2004 and a targeted return on beginning equity for the three-year period. Potential payout percentages under this plan vary, and range from 7.5% to 52.5% of annual salary.

Compensation Committee:

     Fred E. Trotter (Chairman)    David A. Heenan
     John H. Agee                  Randolph G. Moore
     Richard H. Cameron            Mary C. Sanford
     Daniel H. Case                Claire C. Sanford


Shareholder Return Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P Small Cap
600 Index and the S&P 600 Food Products.

     [SEE APPENDIX FOR GRAPH POINTS]


 *$100 invested on December 31, 1997 in common stock of Maui
Land & Pineapple Company, Inc., S&P Small Cap 600 Index and
S&P 600 Food Products.

Compensation Committee Interlocks and Insider Participation

     Committee member Richard H. Cameron was an executive officer of the Company until his resignation in October 1995.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. In November 2002, the Company's Board of Directors approved the formation of a joint venture with Haleakala Ranch Company to develop and sell approximately 100 acres of land in Upcountry Maui. Richard H. Cameron and Mary C. Sanford are officers, directors and major stockholders of Haleakala Ranch Company. Claire C. Sanford is a major stockholder of Haleakala Ranch Company. Committee members Fred E. Trotter III and Randolph G. Moore are directors of Haleakala Ranch Company.

     Except for the foregoing, no member of the Compensation Committee during fiscal year 2002 served as an officer, former officer or employee of the Company or any of its subsidiaries, or had a relationship discloseable under "Certain Transactions." Further, during fiscal year 2002, no executive officer of the Company served as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company's directors or on its Compensation Committee; or as a director of any other entity, one of whose executive officers served on the Company's Compensation Committee.

                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.

                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company has engaged Mellon Investor Services to aid in the solicitation. For these services, the Company will pay Mellon a fee of approximately $4,500 and reimbursement of certain out-of-pocket disbursements and expenses. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.

            STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the corporate offices of the Company on or before December 2, 2003 in order to be considered for inclusion in the Company's proxy statement and proxy card for the 2004 Annual Meeting.

     The Company's Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made other than under Rule 14a-8 or any nomination by a stockholder of directors to be considered at an annual or special meeting. Compliance with these requirements will entitle the proposing shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company's proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting.

     Stockholder notices of any proposals or nominations intended to be considered at the 2004 Annual Meeting will be timely only if received at the Company's corporate offices no earlier than December 31, 2003 and no later than January 31, 2004. However, if the 2004 Annual Meeting is called for a date that is not within thirty days before or after May 27, 2004, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2004 Annual Meeting or the date of the Company's public disclosure of the date of the 2004 Annual Meeting, whichever is earlier.

     To be in proper written form, a stockholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  -  the name and record address of such stockholder;

  - the number of shares of stock of the Company owned by such stockholder beneficially and of record;

  - a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

  - a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth as to each person whom the stockholder proposes to nominate for election as a director:

  - the name, age, business address and residence address of the person;

  -  the principal occupation or employment of the person;

  - the number of shares of stock of the Company owned by the person beneficially and of record; and

  - any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the stockholder giving the notice:

  -  the name and record address of such stockholder;

  - the number of shares of stock of the Company owned by such stockholder beneficially and of record;

  - a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

  - a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  - any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     In addition, assuming that the shareholders approve Proposals No. 2 and 3 and the related Bylaw changes take effect, no person will be eligible for election as a director if such election would cause the Company to have insufficient "independent directors" within the meaning of Section 121 of the Listing Standards, Policies and Requirements of the American Stock Exchange LLC (or any successor provision).

     Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351, facsimile 808-877-1614 or e-mail at mauimlp@maui.net.

         MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

     Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact the Company's Secretary at P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3351 or e-mail at mauimlp@maui.net.

                       PROXY INSTRUCTIONS

     A form of proxy for the Special Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Special Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
November 7, 2003










Articles of Amendment
Appendix A



           DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         STATE OF HAWAII
                      ARTICLES OF AMENDMENT

                            ARTICLE I
                              NAME

The name of the Corporation is MAUI LAND & PINEAPPLE COMPANY, INC.

                           ARTICLE II
                           AMENDMENTS

Paragraph (a) of Article IV of the Corporation's Restated
Articles of Association is amended and restated in its entirety as follows:

          The amount of the authorized capital stock of the corporation is Eight Million (8,000,000) shares of common stock without par value.

The first two sentences of paragraph (b) of Article V of the Corporation's Restated Articles of Association are deleted and replaced with the following:

          The Board of Directors shall consist of such number of persons, not less than nine (9) nor more than twelve (12) as shall be determined in accordance with the Bylaws from time to time. The Board of Directors shall be divided into three classes, with each class consisting of one-third of the total number of directors (or as near to this as possible). Each class shall hold office for a period of three years, with a term of office expiring at the third annual meeting of shareholders following his or her election, and when his or her successor has been duly elected and qualified.

                           ARTICLE III
                       OUTSTANDING SHARES

The total number of shares outstanding is 7,195,800.

                           ARTICLE IV
                     ADOPTION OF AMENDMENTS

     The amendment to paragraph (a) of Article IV was adopted at
a meeting of the shareholders held on December         , 2003.
Of the 7,195,800 outstanding shares of common stock of the Corporation, constituting the sole voting group, 7,195,800 votes
were entitled to be cast,           shares were voted for the
amendment and        shares were voted against the amendment.

     The first sentence of the amendment to paragraph (b) of
Article V was adopted at a meeting of the shareholders held on
December       , 2003.  Of the 7,195,800 outstanding shares of
common stock of the Corporation, constituting the sole voting
group, 7,195,800 votes were entitled to be cast,        shares
were voted for the amendment and         shares were voted
against the amendment.

     The remainder of the amendment to paragraph (b) of Article V
was adopted at a meeting of the shareholders held on December   ,
2003.  Of the 7,195,800 outstanding shares of common stock of the Corporation, constituting the sole voting group, 7,195,800
votes were entitled to be cast,          shares were voted for
the amendment and         shares were voted against the
amendment.

     The undersigned certifies under the penalties of Section
414-20, Hawaii Revised Statutes, that the undersigned has read the above statements and that the same are true and correct.

Signed this _______ day of December, 2003.


                                   David C. Cole
                                   President & Chief Executive
                                   Officer









2003 Stock and Incentive Compensation Plan
Appendix B



               Maui Land & Pineapple Company, Inc.
           2003 Stock and Incentive Compensation Plan
                   Effective __________, 2003



                            ARTICLE I
              ESTABLISHMENT, PURPOSE, AND DURATION

Section 1.1 Establishment of the Plan. Maui Land & Pineapple Company, Inc., a Hawaii corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

     The Plan shall become effective upon shareholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

Section 1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

Section 1.3 Duration of the Plan. The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVI herein, until all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

                           ARTICLE II
                           DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

Section 2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

Section 2.2 "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock,
Restricted Stock Units, Performance Shares, Performance Units,
Cash-Based Awards, or Stock-Based Awards.

Section 2.3 "Award Agreement" means either (a) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (b) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

Section 2.4 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

Section 2.5    "Board" or "Board of Directors" means the Board of
Directors of the Company.

Section 2.6 "Cash-Based Award" means an Award granted to a Participant as described in Article X herein.

Section 2.7 "Cause" means willful, malicious conduct by the Participant which is detrimental to the best interests of the Company, including theft, embezzlement, the conviction of a criminal act, disclosure of trade secrets, a gross dereliction of duty, other grave misconduct on the part of the Participant which is substantially injurious to the Company. Cause also shall include a material breach by the Participant of any of his covenants under any written agreement with the Company, if such breach has not been cured to the reasonable satisfaction of the Company within thirty (30) days following written notice thereof by the Company to the Participant.

Section 2.8 "Change in Control" means one or more of the following occurrences with respect to the Company or a subsidiary:

(a) Any Person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, who is not at the date of this Agreement the beneficial owner of shares of the given entity having 25% or more of the total number of votes that may be cast for the election of Directors of such entity, becomes the beneficial owner (including acquisition of beneficial ownership resulting from formation of a "group") of shares of such entity having 25% or more of such voting power;

(b) Any Person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, who is not at the date of this Agreement the beneficial owner of shares of a given entity having 50% or more of the total number of votes that may be cast for the election of Directors of such entity, becomes the beneficial owner (including acquisition of beneficial ownership resulting from formation of a "group") of shares of such entity having 50% or more of such voting power;

(c) As the result of, or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the Persons who were Directors of the given entity before the transaction shall cease to constitute a majority of the Board of Directors of such entity or any successor to such entity;

(d) A merger or consolidation of the given entity in which the surviving entity is neither the Company nor a direct or indirect wholly owned subsidiary of the Company; or

(e) The sale, transfer, or other disposition of all or substantially all of the assets of the given entity (and for this purpose, the term "substantially all" shall mean assets having a fair market value, whether or not realized in the transaction, that is 50% or more of the aggregate fair market value of all assets of such entity; and, in addition, in the case of a Subsidiary, the sale, transfer or other disposition (other than to an entity that is before and following such transaction a direct or indirect wholly owned subsidiary of the Company) of securities that immediately prior to such transaction constitute 50% or more of such Subsidiary's outstanding voting securities.

(f) A spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries.

Section 2.9    "Code" means the U.S. Internal Revenue Code of
1986, as amended from time to time, or any successor thereto.

Section 2.10 "Committee" means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

Section 2.11   "Company" means Maui Land & Pineapple Company,
Inc., a Hawaii corporation, and any successor thereto as provided in Article XVIII herein.

Section 2.12 "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

Section 2.13 "Director" means any individual who is a member of the Board of Directors of the Company.

Section 2.14 "Employee" means any non-bargaining regular full-time employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

     Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

Section 2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

Section 2.16 "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the American Stock Exchange ("AMEX") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

Section 2.17 "Fiscal Year" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

Section 2.18 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article VII herein.

Section 2.19 "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

Section 2.20 "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VI herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

Section 2.21 "Independent Contractor" means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article V. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor's Award Agreement related to such Award.

Section 2.22 "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act who is subject to Section 16 of the Exchange Act as determined by the Board.

Section 2.23   "Nonqualified Stock Option" or "NQSO" means an
Option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

Section 2.24   "Option" means an Incentive Stock Option or a
Nonqualified Stock Option, as described in Article VI herein.

Section 2.25 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

Section 2.26   "Participant" means an Employee, Director or
Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

Section 2.27 "Performance-Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

Section 2.28 "Performance Measures" means measures as described in Article XI, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered
Employees that are designated to qualify as Performance-Based
Compensation.

Section 2.29 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

Section 2.30 "Performance Share" means an Award granted to a Participant, as described in Article IX herein.

Section 2.31 "Performance Unit" means an Award granted to a Participant, as described in Article IX herein.

Section 2.32   "Period of Restriction" means the period when
Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

Section 2.33 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d) thereof. However, for purposes of Section 2.8, Person shall not include any entity that is a direct or wholly owned subsidiary of the Company.

Section 2.34 "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article VIII herein.

Section 2.35 "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article VIII herein.

Section 2.36 "Shares" means the Shares of common stock of the Company.

Section 2.37   "Stock Appreciation Right" or "SAR" means an
Award, designated as an SAR, pursuant to the terms of Article VII herein.

Section 2.38 "Stock-Based Award" means an Award granted pursuant to the terms of Section 10.5 herein.

Section 2.39 "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

Section 2.40 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article VII herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

                           ARTICLE III
                         ADMINISTRATION

Section 3.1 General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

Section 3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XVI, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

Section 3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees, Directors or Independent Contractors to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

                           ARTICLE IV
          SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

Section 4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be five hundred thousand (500,000). All of the reserved Shares may be used as ISOs. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. In addition, the Committee, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-
Based Compensation, the following limits ("Award Limits") shall apply to grants of such Awards under the Plan:

(a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be one hundred thousand (100,000).

(b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be one hundred thousand (100,000).

(c) Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted
Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be one hundred thousand (100,000)
Shares.

(d) Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be one hundred thousand (100,000) Shares, or equal to the value of one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed one million dollars
($1,000,000) determined as of the date of vesting or payout, as applicable.

(f) Stock Awards: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one
Participant shall be one hundred thousand (100,000) Shares.

Section 4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article XV and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's shareholders.

                            ARTICLE V
                  ELIGIBILITY AND PARTICIPATION

Section 5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors and Independent
Contractors.

Section 5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees, Directors and Independent Contractors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                           ARTICLE VI
                          STOCK OPTIONS

Section 6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall be granted only to Employees. In addition, ISOs may not be granted following the ten- (10-) year anniversary of the Board's adoption of the Plan, which is September 30, 2003.

Section 6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

Section 6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is either set at a discount or premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

Section 6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

Section 6.5    Exercise of Options.  Options granted under this
Article VI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

Section 6.6 Payment. Options granted under this Article VI shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, however, if the Company is accounting for the Options using APB Opinion 25, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

Section 6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article VI as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Section 6.8 Termination of Employment. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article VI, and may reflect distinctions based on the reasons for termination.

Section 6.9    Transferability of Options.

     (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article VI may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant.

Section 6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

                           ARTICLE VII
                    STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem
SARs, or any combination of these forms of SARs.

     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is either set at a discount or premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

Section 7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

Section 7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

Section 7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

Section 7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

Section 7.6    Payment of SAR Amount.  Upon the exercise of an
SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Section 7.10 Substituting SARs. The Committee shall have the ability to unilaterally substitute SARs for outstanding Options granted to a Participant; provided that the terms of the substituted SARs and economic benefit of such substituted SARs are at least equivalent to the terms and economic benefit of the Options.

                          ARTICLE VIII
           RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

Section 8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Section 8.3    Transferability.  Except as provided in this
Article VIII, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

Section 8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

Section 8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

               The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in Maui Land & Pineapple Company,
          Inc. 2003 Equity and Incentive Compensation
          Plan, and in the associated Restricted Stock
          Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Maui Land & Pineapple Company, Inc.

Section 8.6 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

Section 8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 8.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

                           ARTICLE IX
            PERFORMANCE SHARES AND PERFORMANCE UNITS

Section 9.1 Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

Section 9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

Section 9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

Section 9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Section 9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Section 9.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 9.7 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

                            ARTICLE X
            CASH-BASED AWARDS AND STOCK-BASED AWARDS

Section 10.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

Section 10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

Section 10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

Section 10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Section 10.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Section 10.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 10.7 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

                           ARTICLE XI
                      PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article XI, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)  Earnings per share (actual or targeted growth);

(b)  Net income before or after taxes;

(c) Net income less total expenditures for additions to long-lived assets as described in paragraph 28b of SFAS No. 131;

(d) Return measures (including, but not limited to, return on average assets, or return on average equity or return on beginning equity);

(e)  Efficiency ratio;

(f)  Full-time equivalency control;

(g) Stock price (including, but not limited to, growth measures and total shareholder return);

(h)  Expense targets;

(i)  Margins; and

(j)  Operating efficiency.

     Any Performance Measures may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (g) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article XI.

     The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to satisfy the requirements of Code Section 162(m), they shall be prescribed in a form that meets such requirements.

     Awards that are designed to qualify as Performance-Based
Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

                           ARTICLE XII
                     BENEFICIARY DESIGNATION

     A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

     Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article XII, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this
Article XII, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

                          ARTICLE XIII
                 DEFERRALS AND SHARE SETTLEMENTS

     Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                           ARTICLE XIV
                     RIGHTS OF PARTICIPANTS

Section 14.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

     Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles III and XVI, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

     For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

Section 14.2   Participation.  No Employee, Director or
Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Section 14.3 Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

                           ARTICLE XV
                        CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant's employment is involuntarily terminated for any other reason except Cause within twelve (12) months following such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b)  Any Period of Restriction for Restricted Stock and
Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock
Units shall become fully vested;

(c) The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article XI, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

     (1) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

     (2) Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d) Subject to Article XVI, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

                           ARTICLE XVI
      AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

Section 16.1 Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if and to the extent that shareholder approval is required by law, regulation, or stock exchange rule.

Section 16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Section 16.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                          ARTICLE XVII
                           WITHHOLDING

Section 17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

Section 17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that if the Company is using APB Opinion 25 to account for equity awards in its financial statements, the amount of tax shall not exceed the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          ARTICLE XVIII
                           SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                           ARTICLE XIX
                       GENERAL PROVISIONS

Section 19.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

Section 19.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Section 19.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Section 19.4 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Section 19.5 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

Section 19.6 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

Section 19.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

Section 19.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                           ARTICLE XX
                       LEGAL CONSTRUCTION

Section 20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 20.4 Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Section 20.5 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.











APPENDIX C

                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING TO BE HELD DECEMBER 11, 2003


     The undersigned hereby makes, constitutes and appoints
DAVID C. COLE, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Maui
Land & Pineapple Company, Inc. (the "Company") to be held at 9:00 a.m. on Thursday, December 11, 2003, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1) To amend the Company's Articles of Association to authorize an additional 800,000 shares of Common Stock.

     ____ FOR       ____ AGAINST      ____ ABSTAIN

2) To amend the Articles of Association to increase the size of the Board of Directors from not less than five members, to not less than nine nor more than twelve members. (The implementation of this Proposal No. 2 is also conditioned upon shareholder approval of Proposal No. 3.)

     ____ FOR       ____ AGAINST      ____ ABSTAIN

3) To amend the Articles of Association to provide for three classes of directors with staggered terms of three years each. (The implementation of this Proposal No. 3 is also conditioned upon shareholder approval of Proposal No. 2.)

     ____ FOR       ____ AGAINST      ____ ABSTAIN


4)   To approve the Maui Land & Pineapple Company, Inc. Stock and
     Incentive Compensation Plan of 2003. (The implementation of this Proposal No. 4 is also conditioned upon shareholder approval of Proposal No. 1.)

     ____ FOR       ____ AGAINST      ____ ABSTAIN


     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF THE PROPOSAL ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement.



Date:________________, 2003

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.











APPENDIX D


The graphic image for shareholder return performance found in this document has the following graph points:




          MLP    S&P    S&P
                 600   Food

  1997    100    100    100
  1998     79     99    133
  1999    153    111     97
  2000    210    124    101
  2001    213    132    147
  2002    141    113    129